                  As filed with the Securities and Exchange Commission on March 3, 2004
                                                                                     Registration No. 333-11831____

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                              ______________________

                                          POST EFFECTIVE AMENDMENT NO. 1
                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                         Under The Securities Act of 1933
                                               _____________________

                                              HANCOCK HOLDING COMPANY
                               (Exact name of registrant as specified in its charter)

                  Mississippi                                              64-0693170
             (State or other jurisdiction of                              (I.R.S. Employer
            incorporation or organization)                                 Identification No.)

                                        ONE HANCOCK PLAZA, 2510 14TH STREET
                                            GULFPORT, MISSISSIPPI 39501
                                                  (228) 868-4000
                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                               _____________________

                                              Hancock Holding Company
                                           1996 LONG-TERM INCENTIVE PLAN
                                             (Full title of the Plan)

                                                  CARL J. CHANEY
                                        ONE HANCOCK PLAZA, 2510 14TH STREET
                                            GULFPORT, MISSISSIPPI 39501
                                                  (228) 868-4000

  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                               ______________________

                                                    Copies to:

                                              L. KEITH PARSONS, ESQ.
                                       WATKINS LUDLAM WINTER & STENNIS, P.A.
                                                POST OFFICE BOX 427
                                              633 NORTH STATE STREET
                                            JACKSON, MISSISSIPPI 39202
                                                  (601) 949-4900

                                          CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Title of each class of       Amount to be         Proposed Maximum       Proposed Maximum           Amount of
   securities to be           Registered1        Offering Price Per     Aggregate Offering      Registration Fee2
      registered                                       Share2                 Price2
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock              1,000,000               $58.95               $58,950,000             $7,468.97
   ($3.33 Par Value)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

1 Subject to adjustment for stock splits and recapitalizations  as provided for in the Plan.

2 Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h).
  Based on the average of the high and low prices, as reported by NASDAQ, as of March 1, 2004.

                                               EXPLANATORY STATEMENT

         This Post Effective Amendment No. 1 is being filed to register 1,000,000 additional shares of the same class of securities issuable pursuant to Registrant's Hancock Holding Company 1996 Long-Term Incentive Plan.
Registrant initially registered 500,000 shares pursuant to a registration statement on Form S-8 which became effective on October 1, 1996 (File No. 333-11831), which was automatically adjusted to 750,000 shares based on a three-for-two stock split on July 12, 2002.

         The contents of Registration Statement No. 333-11831 are incorporated by reference in this registration statement.

Item 8.  Exhibits.

         5.1      Opinion of Watkins Ludlam Winter & Stennis, P.A.

         23.1     Consent of Deloitte & Touche.

         23.2     Consent of Watkins Ludlam Winter & Stennis, P.A. is contained in their opinion filed as Exhibit
                  5 to this Registration Statement.

                                                    SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  the  registrant  certifies  that it has reasonable  grounds to believe  that it meets all of the  requirements  for filing on form S-8 and has duly  caused this registration statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Gulfport, State of Mississippi, on March 3, 2004.

                                                     HANCOCK HOLDING COMPANY

                                                     By: /s/ George A. Schloegel
                                                        ------------------------------

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                      TITLE                                DATE

/s/ George A. Schloegel
---------------------------                 Vice Chairman & CEO, Director       February 26, 2004
George A. Schloegel

/s/ Leo W. Seal, Jr.
---------------------------                 President, Director                 February 26, 2004
Leo W. Seal, Jr.

/s/ Christine L. Smilek
--------------------------                  Director                            February 26, 2004
Christine L. Smilek

/s/ Robert W. Roseberry
--------------------------                  Director                            February 26, 2004
Robert W. Roseberry

/s/ Charles H. Johnson, Sr.
--------------------------                  Director                            February 26, 2004
Charles H. Johnson, Sr.

/s/ James H. Horne
--------------------------                  Director                            February 26, 2004
James H. Horne

/s/ James B. Estabrook, Jr.
--------------------------                  Director                            February 26, 2004
James B. Estabrook, Jr.

/s/ Joseph F. Boardman, Jr.
--------------------------                  Director                            February 26, 2004
Joseph F. Boardman, Jr.

/s/ Frank E. Bertucci
--------------------------                  Director                            February 26, 2004
Frank E. Bertucci

/s/ Carl J. Chaney
--------------------------                  Executive Vice President, CFO       February 26, 2004
Carl J. Chaney

EXHIBIT 5.1

March 2, 2004

Board of Directors
Hancock Holding Company
One Hancock Plaza
2510 14th Street
Gulfport, MS 39501

Gentlemen:

We have acted as counsel for Hancock Holding Company, a Mississippi corporation in connection with the filing of its Post Effective Amendment No. 1 to Form S-8 for the registration of 1,000,000 additional shares of Common Stock, par value $3.33 per share, of Hancock Holding Company under the Securities Act of 1933. The Amended Registration Statement is being filed in connection with Hancock Holding Company's offering such shares pursuant to the Hancock Holding Company 1996 Long-Term Incentive Plan.

We have examined the Articles of Incorporation and the amendments thereto, Bylaws, Corporate Minutes and other corporate records and proceedings of Hancock Holding Company relating to its organization and present corporate status and such other corporate records and documents as we have deemed relevant for purposes of this opinion.

Based on the foregoing, it is our opinion that the shares of Common Stock, par value $3.33 per share, of Hancock Holding Company when issued and sold in accordance with the terms and conditions of the 1996 Long-Term Incentive Plan will be legally issued, fully paid and non assessable shares of Common Stock of Hancock Holding Company.

This opinion is limited to the laws of the State of Mississippi and the federal laws of the United States of America.

We hereby consent to the use of this opinion as an exhibit to the Post Effective Amendment No. 1 to Form S-8.

Sincerely,

/s/ Watkins Ludlam Winter & Stennis, P.A.

WATKINS LUDLAM WINTER & STENNIS, P.A.

EXHIBIT 23.1

We consent to incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8 of Hancock Holding Company of our report dated January 17, 2003, which is incorporated by reference in the Annual Report on Form 10-K of Hancock Holding Company for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New Orleans, Louisiana

Date:  March 3, 2004
     --------------------